Exhibit 99.1

100 Enterprise Dr.

Rockaway, NJ 07866

SUSSEX BANCORP ANNOUNCES A 62% INCREASE IN EPS FOR THE THIRD QUARTER OF 2015
AND DECLARES QUARTERLY CASH DIVIDEND

ROCKAWAY, NEW JERSEY – October 29, 2015 – Sussex Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for Sussex Bank (the “Bank”), today announced reported net income of $951 thousand, or $0.21 per basic and diluted share, for the quarter ended September 30, 2015, as compared to net income of $592 thousand, or $0.13 per basic and diluted share, for the same period last year. This increase equates to a 61.5% increase in net income per diluted common share for the quarter ended September 30, 2015, as compared to the same period last year. The improvement for the third quarter of 2015 was driven by loan and deposit growth, an increase in pre-tax income generated from our insurance subsidiary and a decline in credit quality costs (provision for loan losses, loan collection costs and expenses and write-downs related to foreclosed real estate). For the first nine months ended September 30, 2015, the Company reported net income of $2.8 million, or $0.61 per basic and diluted share, an increase of over 48% as compared to the same period last year.

“I am pleased to report that our strong organic growth continued in the third quarter. Our loan portfolio grew 4.6% or 18.5% annualized on $54.2 million of gross loan production, our deposits grew at an annualized rate of 12.0%, predominately in non-interest bearing deposits and our insurance subsidiary had a strong quarter, increasing their pre-tax income 477%,” said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank. Mr. Labozzetta also stated, “While spreads in our industry are tightening due in part to the present hyper-competitive environment, the contributions from all of our business lines not only helped keep our net interest margin relatively stable, but also produced the positive operating leverage necessary to drive our improved financial performance.”

In addition, Mr. Labozzetta stated, “We are excited about opening our next branch in Oradell, NJ which is scheduled for the first quarter of 2016. Comparable to our successful Astoria location, the Oradell branch will utilize our new model that includes more technology, a smaller footprint and a new approach to staffing.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.04 per share, which is payable on November 25, 2015 to common shareholders of record as of the close of business on November 11, 2015.

Financial Performance

Net Income. For the quarter ended September 30, 2015, the Company reported net income of $951 thousand, or $0.21 per basic and diluted share, as compared to net income of $592 thousand, or $0.13 per basic and diluted share, for the same period last year. The increase in net income for the quarter ended September 30, 2015 was primarily due to an increase in net interest income of $508 thousand, a decline in the provision for loan losses of $377 thousand and an increase in pre-tax income from our insurance subsidiary, Tri-State Insurance Agency, Inc., which increased $143 thousand to $173 thousand for the third quarter of 2015 as compared to the same period in 2014. The aforementioned were partially offset by an increase in non-interest expenses of $504 thousand, largely due to a $265 thousand increase in expenses and write-downs related to foreclosed real estate associated with the sale and pending sales of $1.3 million of foreclosed real estate in the third quarter of 2015.

For the nine months ended September 30, 2015, the Company reported net income of $2.8 million, or $0.61 per basic and diluted share, as compared to net income of $1.9 million, or $0.41 per basic and diluted share, for the same period last year. The increase in net income for the nine months ended September 30, 2015 was largely due to increases in net interest income of $1.5 million, non-interest income of $507 thousand, and a decline in the provision for loan losses of $725 thousand, which were partially offset by an increase in non-interest expenses of $1.3 million and income tax expense of $519 thousand. Tri-State Insurance Agency, Inc. pre-tax income increased $175 thousand, or 41.5% to $601 thousand for the nine months ended September 30, 2015 as compared to the same period in 2014.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $508 thousand, or 10.9%, to $5.2 million for the third quarter of 2015, as compared to $4.7 million for the same period in 2014. The increase in net interest income was largely due to a $64.7 million, or 12.1%, increase in average interest earning assets, principally loans receivable, which increased $51.2 million, or 11.7%. The improvement in net interest income was partly offset by a decline in the net interest margin of 4 basis points to 3.43% for the third quarter of 2015 as compared to the same period in 2014. The decline in the net interest margin was mostly attributed to a 10 basis point decrease in the average rate earned on loans.

Net interest income on a fully tax equivalent basis increased $1.4 million, or 10.6%, to $15.1 million for the first nine months of 2015 as compared to $13.7 million for the same period in 2014. The increase in net interest income was largely due to a $60.0 million, or 11.5%, increase in average interest earning assets, principally loans receivable, which increased $58.1 million, or 13.8%. The improvement in net interest income was partly offset by a decline in the net interest margin of 3 basis points to 3.47% for the nine months ended September 30, 2015 as compared to the same period in 2014. The decline in the net interest margin was mostly attributed to a 14 basis point decrease in the average rate earned on loans.

Provision for Loan Losses. Provision for loan losses decreased $377 thousand, or 99.7%, to $1 thousand for the third quarter of 2015, as compared to $378 thousand for the same period in 2014.

Provision for loan losses decreased $725 thousand, or 58.9%, to $506 thousand for the first nine months of 2015, as compared to $1.2 million for the same period in 2014.

Non-interest Income. Non-interest income increased $154 thousand, or 10.3%, to $1.7 million for the third quarter of 2015, as compared to the same period last year. For the third quarter of 2015, insurance commissions and fees and other income increased $214 thousand and $73 thousand, respectively, as compared to the same period in 2014. The increases were partia1ly offset by declines in gain on securities transactions and service fees on deposit accounts of $153 thousand and $25 thousand, respectively, for the third quarter of 2015, as compared to the same period in 2014.

The Company reported an increase in non-interest income of $507 thousand, or 11.1%, to $5.1 million for the first nine months of 2015 as compared to the same period last year. The increase in non-interest income was largely due to increases in insurance commissions and fees and other income of $436 thousand and $127 thousand, respectively, which were partially offset by a decrease in service fees on deposit accounts of $128 thousand for the first nine months of 2015, as compared to the same period in 2014.

Non-interest Expense. The Company’s non-interest expenses increased $504 thousand, or 10.4%, to $5.4 million for the third quarter of 2015, as compared to the same period last year. The increase for the third quarter of 2015, as compared to the same period in 2014, was largely due to increases in salaries and employee benefits of $288 thousand, expenses and write-downs related to foreclosed real estate of $265 thousand, furniture and equipment expenses of $121 thousand and other expenses of $121 thousand, which were partially offset by decreases in data processing costs of $81 thousand, FDIC fees of $63 thousand and occupancy expenses of $49 thousand.

The Company’s non-interest expenses increased $1.3 million, or 9.2%, to $15.4 million for the first nine months of 2015 as compared to the same period last year. The increase for the first nine months of 2015, as compared to the same period in 2014, was largely due to increases in salaries and employee benefits of $998 thousand, furniture and equipment expenses of $269 thousand, other expenses of $230 thousand and expenses and write-downs related to foreclosed real estate of $203 thousand, which were partially offset by decreases in FDIC fees of $166 thousand, loan collection costs of $124 thousand and data processing of $110 thousand.

The increases for the third quarter and nine month periods for 2015 as compared to 2014 in salaries and employee benefits expense were due in part to an increase in personnel to support our growth initiative in new markets, including the opening of our Astoria branch in the first quarter of 2015, additional staffing for business development and a temporary increase in staffing costs related to the development of a digital banking division. The increases for the third quarter and nine month periods for 2015 as compared to 2014 in furniture and equipment expenses were mostly related to costs associated with our new core application system, which was implemented in the third quarter of 2014.

Financial Condition

At September 30, 2015, the Company’s total assets were $644.0 million, an increase of $48.1 million, or 8.1%, as compared to total assets of $595.9 million at December 31, 2014. The increase in total assets was largely driven by growth in loan receivable of $29.2 million, or 6.3% and the securities portfolio of $16.6 million, or 19.7%.

Total loans receivable, net of unearned income, increased $29.2 million, or 6.2%, to $501.2 million at September 30, 2015, as compared to $472.0 million at December 31, 2014. During the first nine months of 2015, the Company had $102.7 million in commercial loan production, which was largely offset by $27.4 million in commercial loan prepayments, an increase in commercial line of credit pay downs and the sale of $18.3 million in commercial loan participations to mitigate concentration risk. During the third quarter of 2015, total loans receivable, net of unearned income, increased $22.1 million, or 18.5% annualized, to $501.2 million at September 30, 2015, as compared to $479.1 million at June 30, 2015.

The Company’s total deposits increased $44.2 million, or 9.7%, to $502.5 million at September 30, 2015, from $458.3 million at December 31, 2014. The increase in deposits was due to increases in both non-interest bearing deposits of $28.8 million, or 40.9%, and interest bearing deposits of $15.4 million, or 4.0%, for September 30, 2015, as compared to December 31, 2014. Included in the aforementioned increase is $21.9 million in new deposits with a cost of under 0.50% attributed to our newest branch in Astoria, New York, which opened in mid-March of 2015. During the third quarter of 2015, total deposits increased $14.8 million, or 12.0% annualized, to $502.5 million at September 30, 2015, as compared to $487.7 million at June 30, 2015 and was largely attributed to growth in non-interest bearing deposits.

At September 30, 2015, the Company’s total stockholders’ equity was $53.1 million, an increase of $1.9 million when compared to December 31, 2014. The increase was largely due to net income for the nine months ended September 30, 2015. At September 30, 2015, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 9.82%, 12.39%, 13.52% and 12.39%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of NPAs, which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets improved to 1.64% at September 30, 2015 from 2.02% at December 31, 2014. NPAs decreased $1.5 million, or 12.2%, to $10.6 million at September 30, 2015, as compared to $12.0 million at December 31, 2014. Non-accrual loans decreased $242 thousand, or 4.1%, to $5.7 million at September 30, 2015, as compared to $5.9 million at December 31, 2014. The top five non-accrual loan relationships total $3.4 million, which equates to 59.9% of total non-accrual loans and 32.1% of total NPAs at September 30, 2015. The remaining non-accrual loans at September 30, 2015 have an average loan balance of $91 thousand. Loans past due 30 to 89 days decreased $3.2 million, or 56.8%, to $2.4 million at September 30, 2015, as compared to $5.6 million at December 31, 2014.

The Company continues to actively market its foreclosed real estate properties, which decreased $1.1 million to $3.3 million at September 30, 2015, as compared to $4.4 million at December 31, 2014. The decrease was primarily due to the sale of $2.0 million in foreclosed real estate properties and write-downs of $314 thousand during 2015, which were partially offset by $1.2 million in new foreclosed real estate properties. At September 30, 2015, the Company’s foreclosed real estate properties had an average carrying value of approximately $278 thousand per property.

The allowance for loan losses remained flat at $5.6 million, or 1.13% of total loans, at September 30, 2015, compared to $5.6 million, or 1.20% of total loans, at December 31, 2014. The Company recorded $506 thousand in provision for loan losses, which was partially offset by $506 thousand in net charge-offs for the nine months ended September 30, 2015. The allowance for loan losses as a percentage of non-accrual loans increased to 99.3% at September 30, 2015 from 95.2% at December 31, 2014.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its regional offices and corporate centers in Wantage and Rockaway, New Jersey, its eleven branch offices located in Andover, Augusta, Franklin, Hackettstown, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, and Port Jervis and Astoria, New York, and a loan production office in Rochelle Park, New Jersey, and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Rochelle Park, New Jersey. For additional information, please visit the Company’s website at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business, risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

Contacts:	Anthony Labozzetta, President/CEO

Steven Fusco, SEVP/CFO

844-256-7328

SUSSEX BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

				9/30/2015 VS.
	9/30/2015	12/31/2014	9/30/2014	9/30/2014		12/31/2014
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$100,559	$83,982	$76,783	31.0	%	19.7	%
Total loans	501,203	471,973	442,731	13.2	%	6.2	%
Allowance for loan losses	(5,641)	(5,641)	(5,709)	(1.2)%		-	%
Total assets	644,019	595,915	568,033	13.4	%	8.1	%
Total deposits	502,509	458,270	454,541	10.6	%	9.7	%
Total borrowings and junior subordinated debt	84,187	82,387	58,887	43.0	%	2.2	%
Total shareholders' equity	53,146	51,229	50,416	5.4	%	3.7	%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$5,166	$4,778	$4,658	10.9	%	8.1	%
Provision for loan losses	1	306	378	(99.7)%		(99.7)%
Total other income	1,655	1,411	1,501	10.3	%	17.3	%
Total other expenses	5,363	4,765	4,859	10.4	%	12.5	%
Income before provision for income taxes (tax equivalent)	1,457	1,118	922	58.0	%	30.3	%
Provision for income taxes	390	330	214	82.2	%	18.2	%
Taxable equivalent adjustment (a)	116	65	116	-	%	78.5	%
Net income	$951	$723	$592	60.6	%	31.5	%

Net income per common share - Basic	$0.21	$0.16	$0.13	61.5	%	31.3	%
Net income per common share - Diluted	$0.21	$0.16	$0.13	61.5	%	31.3	%

Return on average assets	0.60%	0.50%	0.42%		43.9%		20.9%
Return on average equity	7.22%	5.65%	4.70%		53.7%		27.9%
Net interest margin (tax equivalent)	3.43%	3.46%	3.47%		(1.2)%		(0.9)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.24	1.22	1.21	2.7	%	1.9	%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$15,111		$13,667	10.6	%
Provision for loan losses	506		1,231	(58.9)%
Total other income	5,057		4,550	11.1	%
Total other expenses	15,355		14,064	9.2	%
Income before provision for income taxes (tax equivalent)	4,307		2,922	47.4	%
Provision for income taxes	1,190		671	77.3	%
Taxable equivalent adjustment (a)	330		374	(11.8)%
Net income	$2,787		$1,877	48.5	%

Net income per common share - Basic	$0.61		$0.41	48.8	%
Net income per common share - Diluted	$0.61		$0.41	48.8	%

Return on average assets	0.60%		0.45%		33.7%
Return on average equity	7.10%		5.12%		38.7%
Efficiency ratio (b)	77.40%		78.82%		(1.8)%
Net interest margin (tax equivalent)	3.47%		3.50%		(0.9)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.22		1.19	2.7	%

SHARE INFORMATION:
Book value per common share	$11.44	$10.99	$10.81	5.9	%	4.1	%
Outstanding shares- period ending	4,645,387	4,662,606	4,664,856	(0.4)%		(0.4)%
Average diluted shares outstanding (year to date)	4,591,700	4,580,350	4,574,663	0.4	%	0.2	%

CAPITAL RATIOS:
Total equity to total assets	8.25%	8.60%	8.88%		(7.0)%		(4.0)%
Leverage ratio (c)	9.82%	10.19%	10.31%		(4.8)%		(3.6)%
Tier 1 risk-based capital ratio (c)	12.39%	12.79%	13.36%		(7.3)%		(3.1)%
Total risk-based capital ratio (c)	13.52%	14.02%	14.61%		(7.5)%		(3.6)%
Common equity Tier 1 capital ratio (c)	12.39%	-%	-%		-%		-%

ASSET QUALITY:
Non-accrual loans	$5,682	$5,924	$8,056	(29.5)%		(4.1)%
Loans 90 days past due and still accruing	-	85	33	-	%	(100.0)%
Troubled debt restructured loans ("TDRs") (d)	1,562	1,590	1,601	(2.4)%		(1.8)%
Foreclosed real estate	3,335	4,449	2,854	16.9	%	(25.0)%
Non-performing assets ("NPAs")	$10,579	$12,048	$12,544	(15.7)%		(12.2)%

Foreclosed real estate, criticized and classified assets	$20,167	$21,899	$21,229	(5.0)%		(7.9)%
Loans past due 30 to 89 days	$2,436	$5,635	$2,855	(14.7)%		(56.8)%
Charge-offs, net (quarterly)	$112	$374	$523	(78.6)%		(70.1)%
Charge-offs, net as a % of average loans (annualized)	0.09%	0.33%	0.48%		(80.8)%		(71.9)%
Non-accrual loans to total loans	1.13%	1.26%	1.82%		(37.7)%		(9.7)%
NPAs to total assets	1.64%	2.02%	2.21%		(25.6)%		(18.8)%
NPAs excluding TDR loans (d) to total assets	1.40%	1.75%	1.93%		(27.3)%		(20.2)%
Non-accrual loans to total assets	0.88%	0.99%	1.42%		(37.8)%		(11.2)%
Allowance for loan losses as a % of non-accrual loans	99.28%	95.22%	70.87%		40.1%		4.3%
Allowance for loan losses to total loans	1.13%	1.20%	1.29%		(12.7)%		(5.8)%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest

(c) Sussex Bank capital ratios

(d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

ASSETS	September 30, 2015	December 31, 2014
	(Unaudited)
Cash and due from banks	$3,104	$2,953
Interest-bearing deposits with other banks	5,067	2,906
Cash and cash equivalents	8,171	5,859

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	94,702	77,976
Securities held to maturity	5,857	6,006
Federal Home Loan Bank Stock, at cost	4,015	3,908

Loans receivable, net of unearned income	501,203	471,973
Less: allowance for loan losses	5,641	5,641
Net loans receivable	495,562	466,332

Foreclosed real estate	3,335	4,449
Premises and equipment, net	8,773	8,650
Accrued interest receivable	1,996	1,796
Goodwill	2,820	2,820
Bank-owned life insurance	12,446	12,211
Other assets	6,242	5,808

Total Assets	$644,019	$595,915

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$99,316	$70,490
Interest bearing	403,193	387,780
Total Deposits	502,509	458,270

Borrowings	71,300	69,500
Accrued interest payable and other liabilities	4,177	4,029
Junior subordinated debentures	12,887	12,887

Total Liabilities	590,873	544,686

Total Stockholders' Equity	53,146	51,229

Total Liabilities and Stockholders' Equity	$644,019	$595,915

SUSSEX BANCORP

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
INTEREST INCOME
Loans receivable, including fees	$5,390	$4,940	$15,837	$14,363
Securities:
Taxable	321	208	890	639
Tax-exempt	231	231	660	740
Interest bearing deposits	1	4	8	11
Total Interest Income	5,943	5,383	17,395	15,753

INTEREST EXPENSE
Deposits	448	424	1,302	1,229
Borrowings	390	363	1,150	1,072
Junior subordinated debentures	55	54	162	159
Total Interest Expense	893	841	2,614	2,460

Net Interest Income	5,050	4,542	14,781	13,293
PROVISION FOR LOAN LOSSES	1	378	506	1,231
Net Interest Income after Provision for Loan Losses	5,049	4,164	14,275	12,062

OTHER INCOME
Service fees on deposit accounts	230	255	656	784
ATM and debit card fees	198	182	573	534
Bank owned life insurance	78	78	235	243
Insurance commissions and fees	955	741	2,846	2,410
Investment brokerage fees	40	11	103	79
Gain on securities transactions	11	164	267	258
Gain on sale of fixed assets	-	-	8	-
Other	143	70	369	242
Total Other Income	1,655	1,501	5,057	4,550

OTHER EXPENSES
Salaries and employee benefits	2,919	2,631	8,488	7,490
Occupancy, net	410	459	1,330	1,309
Furniture and equipment	221	100	645	376
Advertising and promotion	65	89	225	211
Professional fees	161	153	480	517
Director fees	105	137	418	379
FDIC assessment	120	183	368	534
Insurance	69	70	189	218
Stationary and supplies	49	64	154	171
Loan collection costs	19	53	175	299
Data processing	468	549	1,251	1,361
Expenses and write-downs related to foreclosed real estate	277	12	476	273
Other	480	359	1,156	926
Total Other Expenses	5,363	4,859	15,355	14,064

Income before Income Taxes	1,341	806	3,977	2,548
INCOME TAX EXPENSE	390	214	1,190	671
Net Income	$951	$592	$2,787	$1,877

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized (losses) gains on available for sale securities arising during the period	$1,024	$511	$174	$3,864
Reclassification adjustment for net gain on securities transactions included in net income	(11)	(164)	(267)	(258)
Income tax benefit (expense) related to items of other comprehensive income (loss)	(405)	(138)	37	(1,442)
Other comprehensive (loss) income, net of income taxes	608	209	(56)	2,164
Comprehensive income	$1,559	$801	$2,731	$4,041

EARNINGS PER SHARE
Basic	$0.21	$0.13	$0.61	$0.41
Diluted	$0.21	$0.13	$0.61	$0.41

SUSSEX BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended September 30,
	2015			2014
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$34,371	$347	4.01%	$31,047	$347	4.43%
Taxable	69,546	321	1.83%	55,260	208	1.49%
Total securities	103,917	668	2.55%	86,307	555	2.55%
Total loans receivable (1) (4)	487,545	5,390	4.39%	436,395	4,940	4.49%
Other interest-earning assets	6,236	1	0.06%	10,249	4	0.15%
Total earning assets	597,698	6,059	4.02%	532,951	5,499	4.09%

Non-interest earning assets	37,918			36,948
Allowance for loan losses	(5,677)			(5,748)
Total Assets	$629,939			$564,151

Sources of Funds:
Interest bearing deposits:
NOW	$129,487	$57	0.17%	$120,200	$49	0.16%
Money market	18,504	10	0.21%	9,371	4	0.17%
Savings	138,020	70	0.20%	144,274	75	0.21%
Time	120,397	311	1.02%	108,241	296	1.08%
Total interest bearing deposits	406,408	448	0.44%	382,086	424	0.44%
Borrowed funds	62,586	390	2.47%	46,378	363	3.11%
Junior subordinated debentures	12,887	55	1.69%	12,887	54	1.66%
Total interest bearing liabilities	481,881	893	0.74%	441,351	841	0.76%

Non-interest bearing liabilities:
Demand deposits	91,454			67,910
Other liabilities	3,934			4,512
Total non-interest bearing liabilities	95,388			72,422
Stockholders' equity	52,670			50,378
Total Liabilities and Stockholders' Equity	$629,939			$564,151

Net Interest Income and Margin (5)		5,166	3.43%		4,658	3.47%
Tax-equivalent basis adjustment		(116)			(116)
Net Interest Income		$5,050			$4,542

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015			2014
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$33,050	$990	4.00%	$32,837	$1,114	4.54%
Taxable	63,765	890	1.87%	61,796	639	1.38%
Total securities	96,815	1,880	2.60%	94,633	1,753	2.48%
Total loans receivable (1) (4)	478,151	15,837	4.43%	420,009	14,363	4.57%
Other interest-earning assets	7,396	8	0.14%	7,697	11	0.19%
Total earning assets	582,362	17,725	4.07%	522,339	16,127	4.13%

Non-interest earning assets	37,958			36,749
Allowance for loan losses	(5,719)			(5,684)
Total Assets	$614,601			$553,404

Sources of Funds:
Interest bearing deposits:
NOW	$128,686	$162	0.17%	$116,992	$131	0.15%
Money market	16,332	23	0.19%	11,018	12	0.15%
Savings	139,828	212	0.20%	145,093	224	0.21%
Time	117,025	905	1.03%	105,136	862	1.10%
Total interest bearing deposits	401,871	1,302	0.43%	378,239	1,229	0.43%
Borrowed funds	61,179	1,150	2.51%	47,282	1,072	3.03%
Junior subordinated debentures	12,887	162	1.68%	12,887	159	1.65%
Total interest bearing liabilities	475,937	2,614	0.73%	438,408	2,460	0.75%

Non-interest bearing liabilities:
Demand deposits	82,391			62,934
Other liabilities	3,926			3,149
Total non-interest bearing liabilities	86,317			66,083
Stockholders' equity	52,347			48,913
Total Liabilities and Stockholders' Equity	$614,601			$553,404

Net Interest Income and Margin (5)		15,111	3.47%		13,667	3.50%
Tax-equivalent basis adjustment		(330)			(374)
Net Interest Income		$14,781			$13,293

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets